Exhibit 99.2

Q4 FY08 Question & Answer

June 26, 2008

1.	What were some examples of brands in the Consumer Foods segment posting sales growth for the quarter?

- Andy Capp	- Libby’s
- Blue Bonnet	- Manwich
- Chef Boyardee	- Orville Redenbacher’s
- Crunch ‘n Munch	- Ro*Tel
- DAVID	- Rosarita
- Egg Beaters	- Snack Pack
- Hebrew National	- Wesson
- Hunt’s	- Wolf

Sales for Healthy Choice were flat for the quarter.

2.	What were some examples of brands in the Consumer Foods segment posting sales declines for the quarter?

- ACT II	- Parkay
- Banquet	- Pemmican
- Kid Cuisine	- Reddi-wip
- Marie Callender’s	- Slim Jim
- PAM	- Swiss Miss

3.	What were unit volume changes for the quarter in the Consumer Foods and Food and Ingredients segments?

As reported, Consumer Foods volume was flat; excluding items impacting comparability, volume decreased 1%.

Food and Ingredients volume was flat for the quarter.

4.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $76 million (versus approximately $76 million in Q4 FY07)

5.	How much was total depreciation and amortization from continuing operations for the full fiscal year?

Approximately $297 million (versus approximately $335 million in fiscal year 2007)

6.	How much were capital expenditures from continuing operations for the quarter?

Approximately $128 million (versus approximately $146 million in Q4 FY07)

7.	How much were capital expenditures from continuing operations for the full fiscal year?

Approximately $451 million (versus approximately $387 million in fiscal year 2007)

8.	What was the net interest expense for the quarter?

Approximately $70 million (versus approximately $57 million in Q4 FY07)

9.	What was the net interest expense for the full fiscal year?

Approximately $253 million (versus approximately $220 million in fiscal year 2007)

10.	What was corporate expense for the quarter and full fiscal year?

Approximately $114 million for the quarter (versus approximately $164 million in Q4 FY07)

Approximately $392 million for the full fiscal year (versus approximately $428 million in fiscal year 2007)

11.	How much did the company pay in dividends during the quarter?

Approximately $93 million

12.	How much did the company pay in dividends for the full fiscal year?

Approximately $362 million

13.	What was the weighted average number of diluted shares outstanding for the quarter and full fiscal year (rounded)?

Approximately 489 million shares for the quarter; approximately 491 million shares for the full fiscal year

14.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = gross profit* divided by net sales

Gross margin = $648/$3,078 = 21%

Operating margin = segment operating profit** divided by net sales

Operating margin = $292/$3,078 = 9%

*	Gross profit = net sales – costs of goods sold ($3,078 – $2,430 = $648)
**	See fourth-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $109/$3,078 = 4%.

15.	What is included in the company’s net debt at the end of the quarter ($ amount in millions, rounded)?

	Q4 FY08	Q4 FY07
Total debt*	$4,002	$3,458
Less: Cash on hand	$141	$731

Net debt total	$3,861	$2,727

Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

16.	What is the net debt to total capital ratio at quarter end?

42% currently and 37% a year ago

This ratio is defined as net debt divided by the sum of net debt plus shareholder equity. See question #15 for the components of net debt.

17.	What was the effective tax rate for the quarter?

The effective tax rate for continuing operations for the quarter was 26%.

18.	What is the projected tax rate for fiscal year 2009?

The company plans for a tax rate in the range of 35%-36%, excluding items impacting comparability.

19.	What are the projected capital expenditures for fiscal year 2009?

Approximately $475 million

20.	What is the expected net interest expense for fiscal year 2009?

Approximately $255 million, excluding income from the notes payable to ConAgra Foods resulting from the Trading and Merchandising divestiture. When income from those notes is included, net interest expense is approximately $200 million.

21.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2008 and 2007, given the recent organizational changes?

ConAgra Foods, Inc.

Segment Operating Results

(In millions)

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total
SALES
Consumer Foods	$1,559.3	$1,780.5	$1,756.1	$1,703.9	$6,799.8
Food and Ingredients	910.1	995.0	1,034.2	1,188.8	4,128.1
International Foods	151.7	175.7	165.0	185.4	677.8

Total	2,621.1	2,951.2	2,955.3	3,078.1	11,605.7
OPERATING PROFIT
Consumer Foods	176.0	232.4	205.7	166.7	780.8
Food and Ingredients	120.6	131.8	144.6	114.7	511.7
International Foods	11.3	14.7	12.6	10.7	49.3

Total operating profit for segments	307.9	378.9	362.9	292.1	1,341.8

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)

Items excluded from segment operating profit:
General corporate expense	(70.6)	(126.0)	(82.1)	(113.6)	(392.3)
Interest expense, net	(54.8)	(62.2)	(66.7)	(69.6)	(253.3)

Income from continuing operations before income taxes and equity method investment earnings (loss)	$182.5	$190.7	$214.1	$108.9	$696.2

Segment operating profit excludes general corporate expense, equity method investment earnings (loss), and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

21.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2008 and 2007, given the recent organizational changes? (continued)

ConAgra Foods, Inc.

Segment Operating Results

(In millions)

	Fiscal 2007
	Q1	Q2	Q3	Q4	Total
SALES
Consumer Foods	$1,513.7	$1,751.7	$1,621.9	$1,609.4	$6,496.7
Food and Ingredients	817.0	869.5	837.4	897.6	3,421.5
International Foods	144.0	155.4	155.8	158.3	613.5

Total	2,474.7	2,776.6	2,615.1	2,665.3	10,531.7
OPERATING PROFIT
Consumer Foods	181.3	275.7	224.5	166.1	847.6
Food and Ingredients	104.4	116.9	108.7	104.8	434.8
International Foods	13.2	18.6	15.1	17.5	64.4

Total operating profit for segments	298.9	411.2	348.3	288.4	1,346.8

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)

Items excluded from segment operating profit:
General corporate expense	(87.8)	(90.6)	(85.1)	(164.4)	(427.9)
Interest expense, net	(56.2)	(51.5)	(54.9)	(56.9)	(219.5)

Income from continuing operations before income taxes and equity method investment earnings (loss)	$154.9	$269.1	$208.3	$67.1	$699.4

Segment operating profit excludes general corporate expense, equity method investment earnings (loss), and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

21.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2008 and 2007, given the recent organizational changes? (continued)

ConAgra Foods, Inc.

Income Statement for Fiscal 2008 and 2007

(In millions)

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total
Net sales	$2,621.1	$2,951.2	$2,955.3	$3,078.1	$11,605.7

Costs and expenses:
Cost of goods sold	2,002.3	2,209.0	2,248.4	2,430.4	8,890.1
SG&A expenses	381.5	489.3	426.1	469.2	1,766.1
Interest expense, net	54.8	62.2	66.7	69.6	253.3
Income from continuing operations before income taxes and equity method investment earnings (loss)	182.5	190.7	214.1	108.9	696.2
Income tax expense	61.1	68.6	67.4	30.1	227.2
Equity method investment earnings (loss)	9.6	12.5	20.8	6.8	49.7

Income from continuing operations	131.0	134.6	167.5	85.6	518.7
Income from discontinued operations, net of tax	44.4	110.2	141.6	115.7	411.9

Net income	$175.4	$244.8	$309.1	$201.3	$930.6

Diluted EPS from continuing operations	$0.27	$0.27	$0.34	$0.18	$1.06

	Fiscal 2007
	Q1	Q2	Q3	Q4	Total
Net sales	$2,474.7	$2,776.6	$2,615.1	$2,665.3	$10,531.7

Costs and expenses:
Cost of goods sold	1,845.9	2,028.2	1,933.3	2,031.3	7,838.7
SG&A expenses	417.7	427.8	418.6	510.0	1,774.1
Interest expense, net	56.2	51.5	54.9	56.9	219.5
Income from continuing operations before income taxes and equity method investment earnings (loss)	154.9	269.1	208.3	67.1	699.4
Income tax expense	55.8	103.0	67.9	18.8	245.5
Equity method investment earnings (loss)	(0.2)	8.4	5.9	14.3	28.4

Income from continuing operations	98.9	174.5	146.3	62.6	482.3
Income from discontinued operations, net of tax	67.8	38.8	46.3	129.4	282.3

Net income	$166.7	$213.3	$192.6	$192.0	$764.6

Diluted EPS from continuing operations	$0.19	$0.34	$0.29	$0.13	$0.95

Note on Forward-Looking Statements:

This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials, product pricing, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.